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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-50833, Form S-3 No. 333-93809, Form S-8 No. 333-84245) of
FiNet.com, Inc. and subsidiaries and in the related Prospectus of our report dated February 22, 2000 (except Note 6, as to which the date is March 30, 2000), with respect to the consolidated financial statements and schedules of FiNet.com, Inc. and subsidiaries included in this Form 10-K for December 31, 1999.

                                          /s/ Ernst & Young LLP

San Francisco, California
March 30, 2000